Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Scott C. Larsen, President and Chief Executive Officer and Charles Michel, the Chief Financial Officer, of Park Place Energy Corp. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Quarterly Report on Form 10-Q for the period ended September 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q, as amended, fairly presents in all material respects the financial condition and results of operations of the Company.

/s/ “Scott C. Larsen”
Scott C. Larsen President and CEO (Principal Executive Officer) Date: November 12, 2015

/s/ “Charles Michel”
Charles Michel Chief Financial Officer (Principal Financial Officer) Date: November 12, 2015

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Park Place Energy Corp. and will be retained by Park Place Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.